Exhibit 99.1

For Immediate Release

February 7, 2020

Company Contact: John D. Callan Jr. Senior Vice President & General Counsel john.callan@broadstone.com 585.402.7879

Broadstone Net Lease, Inc. Announces Completion of Management Internalization

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (“BNL”) today announced that it has successfully completed the internalization of its management pursuant to the previously announced transaction with Broadstone Real Estate, LLC (the “Former Manager”) and its affiliates through a series of transactions involving the acquisition of the Former Manager by BNL’s operating company, Broadstone Net Lease, LLC (the “Internalization”).

As a result of the Internalization, approximately 69 employees, including BNL’s current executive officers, management team, and corporate staff, are now employees of BNL through a subsidiary, providing a seamless transition and clarity as to future senior leadership. Each of Christopher J. Czarnecki, Ryan M. Albano, Sean T. Cutt, and John D. Moragne entered into employment agreements to serve as BNL’s Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, and Chief Operating Officer, respectively.

As previously announced in November 2019, the Internalization was approved by a special committee comprised entirely of independent and disinterested members of BNL’s Board of Directors, which retained independent legal and financial advisors, as well as BNL’s Board of Directors.

The Internalization was consummated for upfront consideration of $300 million, consisting of a combination of cash, common stock, and operating partnership units, with the potential for additional earnout consideration of up to $75 million over four tranches of increasing performance incentives. Additional information regarding the terms of the Internalization are available in the Current Report on Form 8-K filed today by BNL with the U.S. Securities and Exchange Commission.

About Broadstone Net Lease, Inc.

Broadstone Net Lease, Inc. is an internally-managed real estate investment trust (“REIT”) that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. We utilize an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting. Since our inception in 2007, we have selectively invested more than $4.3 billion in net leased real estate. As of December 31, 2019, BNL’s diversified portfolio consisted of 645 properties in 41 U.S. states and one property in Canada across the industrial, healthcare, restaurant, office, and retail property types, with an aggregate gross asset value of approximately $4.0 billion. For additional information about BNL, please visit its corporate website at http://investors.bnl.broadstone.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “would be,” “believe,” “continue,” or other similar words. Forward-looking statements involve known and unknown risks, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks related to general economic conditions, local real estate conditions, tenant financial health, property acquisitions and the timing of these acquisitions, the availability of capital to finance planned growth, BNL’s success in its deleveraging efforts, and BNL’s ability to effectively and efficiently manage and realize the anticipated benefits of the Internalization. These and other risks, assumptions and uncertainties are described in Item 1A “Risk Factors” of BNL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which we filed with the SEC on March 14, 2019, and BNL’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, which was filed on November 12, 2019. These documents, which you are encouraged to read, are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. BNL expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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